Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No.             ) on Form S-3 of Renasant Corporation of our report dated March 6, 2009, relating to our integrated audit of the consolidated financial statements and internal control over financial reporting, appearing in Renasant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Memphis, Tennessee

July 8, 2009